Exhibit 10.35

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of November 21, 2008, is among GAINSCO, INC., a Texas corporation (“Borrower”), each other Obligor, and THE FROST NATIONAL BANK, a national banking association (“Lender”).

RECITALS:

Borrower and Lender have previously entered into the Credit Agreement dated as of September 30, 2005 (such agreement, together with all amendments and restatements, the “Credit Agreement”).

Borrower has requested amendments to certain provisions of the Credit Agreement to, among other things, reflect a prepayment of a portion of the outstanding principal of the Advance Loans and amendments to or deletions of certain covenants.

Lender has agreed to amend the Credit Agreement, subject to the terms of this Third Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

1.1 Definitions. All capitalized terms not otherwise defined herein have the same meaning as in the Credit Agreement.

ARTICLE II

Amendments to Credit Agreement

2.1 Amendments to Credit Agreement Section 1.1.

(a) The definition of “Applicable Rate” is deleted in its entirety and the following is substituted in lieu thereof:

“Applicable Rate” means 2.75%.

(b) The definition of “Eurodollar Basis” is deleted in its entirety and the following is substituted in lieu thereof:

“Eurodollar Basis” means for any day a rate per annum equal to the “London Interbank Offered Rate” for a three-month term, as published in the “Money Rates” column of The Wall Street Journal, from time to time, or if for any reason such rate is no longer available, for any day the rate per annum (rounded upward to the nearest 1/100 of 1%) equal to the rate determined by Lender to be the offered rate as reported by a commercially available source providing quotations of the British Bankers Association Settlement Rate reasonably selected by Lender for deposits in Dollars (for delivery on the date of determination) with a three-month term, determined as of approximately 11:00 a.m. (London time). The Eurodollar Basis shall change effective as of the date of any change as published in The Wall Street Journal, or as determined by Lender, as appropriate. The Eurodollar Basis is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Lender.

(c) The definition of “Prime Rate” is deleted in its entirety and the following is substituted in lieu thereof:

“Prime Rate” means for any day a per annum rate of interest equal to the “prime rate,” as published in the “Money Rates” column of The Wall Street Journal, from time to time, or if for any reason such rate is no longer available, the rate reasonably established by Lender as its prime rate. The Prime Rate shall change effective as of the date of any change as published in The Wall Street Journal, or as established by Lender, as appropriate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Lender.

2.2 Amendment to Credit Agreement Section 2.3. Credit Agreement Section 2.3 is deleted in its entirety and the following is substituted in lieu thereof:

2.3 Repayment. The principal of the Advance Loans shall be due and payable on the Advance Loan Maturity Date.

2.3 Amendment to Credit Agreement Section 2.7(a). The first sentence of Credit Agreement Section 2.7(a) is deleted in its entirety and the following is substituted in lieu thereof:

(a) Subject to the provisions of Sections 2.7(b) and 2.9, each (i) Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or the effective date of that the Advance Loans become a Eurodollar Rate Loan, as applicable, to but not including the date on which another interest rate becomes applicable to the Advance Loans pursuant to the terms of this Agreement at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the greater of (1) the Eurodollar Rate and (2) 4.00%, and (ii) Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the date on which the Advance Loans convert to Prime Rate Loans pursuant to Section 3.2 or 3.3, to but not including the date on which another interest rate becomes applicable to the Advance Loans pursuant to the terms of this Agreement at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the greater of (1) the Prime Rate and (2) 4.00%. Subject to Sections 2.7(b) and 2.9, all of the Advance Loans shall be a Eurodollar Rate Loan. Borrower may not elect that the Advance Loans be a Prime Rate Loan; all of the Advance Loans shall be a Prime Rate Loan only if the provisions of Section 2.7(b) apply.

2.4 Amendment to Credit Agreement Section 2.9. The first sentence of Section 2.9 is deleted in its entirety and the following is substituted in lieu thereof:

(a) If an Event of Default exists (other than a Default specified in Section 8.1(e) or (f)), at the option of Lender, and (b) if an Event of Default specified in Section 8.1(e) or (f) exists, automatically and without any action by Lender, the Obligations shall bear interest at a rate per annum equal to the lesser of (i) the greater of (A) the Default Rate and (B) 4.00%, and (ii) the Highest Lawful Rate.

2.5 Amendment to Credit Agreement Section 5.2(d). Credit Agreement Section 5.2(d) is deleted in its entirety and “[Intentionally Omitted]” is substituted in lieu thereof.

2.6 Amendment to Credit Agreement Section 6.1. Credit Agreement Section 6.1 is deleted in its entirety and the following is substituted in lieu thereof:

6.1 Total Adjusted Capital. Borrower shall not permit Total Adjusted Capital of MGA to be less than the greater of (a) $70,000,000 and (b) the amount required for Risk-Based Capital Ratio of MGA to equal 275%, as at the last day of any fiscal quarter of MGA.

In determining the Risk-Based Capital Ratio of MGA, the loss and loss expense discount factor and the excessive premium growth charge shall only be applied to the private passenger automobile liability and automobile physical damage lines of business of MGA.

2.7 Amendment to Credit Agreement Section 6.3. Credit Agreement Section 6.3 is deleted in its entirety and “[Intentionally Omitted]” is substituted in lieu thereof.

2.8 Amendment to Credit Agreement Section 6.4. Credit Agreement Section 6.4 is amended by deleting “$30,000,000” and substituting “$47,000,000” in lieu thereof.

2.9 Amendment to Compliance Certificate. Exhibit E (Compliance Certificate) is deleted in its entirety and a new Exhibit E, in the form of Exhibit E hereto, is substituted in lieu thereof.

ARTICLE III

Conditions Precedent

3.1 Conditions. This Third Amendment shall be effective upon the satisfaction of the following conditions precedent:

(a) Documents. Lender shall have received all of the following, each dated (unless otherwise indicated) the date of this Third Amendment, and the following shall have occurred, in form and substance satisfactory to Lender:

(i) This Third Amendment executed by Borrower, each other Obligor and Lender.

(ii) The First Restated Advance Note executed by Borrower, in the form of Exhibit A.

(iii) Receipt by Lender of a prepayment of principal of the Advance Loans in an amount such that after giving effect to such prepayment the unpaid principal amount of the Advance Loans shall be $900,000, together with the payment of all accrued, unpaid interest on such prepaid principal amount.

(iv) Receipt by Lender of payment of its costs and expenses related to this Third Amendment.

(v) In form and substance satisfactory to Lender and Special Counsel, such other documents, instruments and certificates as Lender may reasonably require.

(b) No Default. After giving effect to this Third Amendment, no Default or Event of Default shall exist.

(c) Representations and Warranties.

(i) All of the representations and warranties contained in Article VII of the Credit Agreement, as amended hereby, and in the other Loan Documents shall be true and correct on and as of the date of this Third Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

(ii) All of the representations and warranties contained in Article V shall be true and correct, both before and after giving effect to this Third Amendment.

3.2 Expenses of Lender. As provided in the Credit Agreement, Borrower shall pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Third Amendment and the other Loan Documents executed pursuant hereto, including without limitation the reasonable fees and expenses of Lender’s legal counsel.

ARTICLE IV

Ratification

4.1 Ratification. The terms and provisions set forth in this Third Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Third Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Obligor agrees that the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party or subject shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

ARTICLE V

Representations and Warranties

5.1 Representations and Warranties. Each Obligor hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Third Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of such Obligor and will not violate any organizational document of such Obligor, (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and each other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date, (c) no Default or Event of Default exists, and (d) such Obligor is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party or it or its property is subject.

ARTICLE VI

Miscellaneous

6.1 Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

6.2 Severability. The provisions of this Third Amendment are intended to be severable. If for any reason any provision of this Third Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

6.3 Counterparts. This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Third Amendment by signing any such counterpart.

6.4 INTEGRATION. THIS THIRD AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN

THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.5 GOVERNING LAW. THIS THIRD AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Executed as of the date first written above.

BORROWER:	GAINSCO, INC.

	By:	/s/ Glenn W. Anderson
Glenn W. Anderson
President

OTHER OBLIGORS:

NATIONAL SPECIALTY LINES, INC.

By:	/s/ Glenn W. Anderson
Glenn W. Anderson
President

Signature Page to Third Amendment to Credit Agreement (Gainsco)

LENDER:	THE FROST NATIONAL BANK

	By:	/s/ Stephen S. Martin
	Print Name:	Stephen S. Martin
	Print Title:	Senior Vice President